Exhibit 10.9

MEMBERSHIP INTEREST PURCHASE AGREEMENT

Dated effective as of December 31, 2019

among

Business Funding Group, LLC,

the “Company”;

Certain Members of the Company,

collectively the “Sellers”;

AND

ALL WEST BANCORP, INC.,

the “Buyer”

TABLE OF CONTENTS

ARTICLE I. SALE AND PURCHASE OF MEMBERSHIP INTEREST	1
1.1 Sale and Purchase of Membership Interest	1

ARTICLE II. PAYMENT OF PURCHASE PRICE	2
2.1 Payment of Purchase Price for Membership Interests	2

ARTICLE III. THE CLOSING	2
3.1 Time and Place of Closing	2

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND BENEFICIAL OWNERS REGARDING THE COMPANY	2
4.1 Organization, Standing and Authorization	3
4.2 Absence of Conflicting Agreements	3
4.3 Consents	3
4.4 Membership Interests	4
4.5 Assets	4
4.6 Contracts	4
4.7 Financial Statements	5
4.8 Material Changes	5
4.9 Licenses; Permits	5
4.10 Title, Condition of Personal Property	6
4.11 Legal Proceedings	6
4.12 Employees	6
4.13 Undisclosed Liabilities	6
4.14 ERISA	7
4.15 Insurance and Surety Agreements	7
4.16 Absence of Certain Events	7
4.17 Compliance with Laws	8
4.18 Real Property	8
4.19 Taxes	8
4.20 Encumbrances Created by this Agreement	10
4.21 Environmental Matters	10
4.22 Affiliate Transactions	10
4.24 Power and Authority	11
4.25 Binding Effect	11
4.26 Finders	11

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER	11
5.1 Organization; Good Standing and Qualification	11
5.2 Subsidiaries	12
5.3 Capitalization	12
5.4 Authorization	12
5.5 Financial Statements and Call Reports	13
5.6 No Material Changes	13
5.7 Material Contracts	14
5.8 Intellectual Property	14
5.9 Title to Properties and Assets; Liens	15

i

5.10 Compliance with Other Instruments	15
5.11 Litigation	15
5.12 Governmental Consent	15
5.13 Permits	16
5.14 Tax Returns and Payments	16
5.15 Insurance	16
5.16 Corporate Documents	16
5.17 Environmental Laws	16
5.18 Employees	17
5.19 Absence of Conflicting Agreements	17
5.20 Consents	17
5.21 Assets	17
5.22 Brokers or Finders	17

ARTICLE VI – REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE BENEFICIAL OWNERS FOR THEMSELVES	18
6.1 No Registration	18
6.2 Investment Intent	18
6.3 Investment Experience	18
6.4 Investment Risk	18
6.5 Access to Data	18
6.6 Accredited Investor	18
6.7 Residency	19
6.8 Rule 144 and Stock Transfer Restrictions	19
6.9 No Public Market	19
6.10 Authorization	19
6.11 Brokers or Finders	20
6.12 Tax Advisors	20
6.13 Legends	20
6.14 Beneficial Owners	21
6.15 Non-Foreign Person	21

ARTICLE VII OBLIGATIONS OF THE PARTIES UNTIL CLOSING	21
7.1 Conduct of Business	21
7.2 Negative Covenants of the Company and Buyer	21
7.3 Access to Information and Records before Closing	22

ARTICLE VIII. CONDITIONS PRECEDENT TO BUYER’S OBLIGATIONS	22
8.1 Representations and Warranties	22
8.2 Performance of Covenants	22
8.3 Legal Matters	22
8.4 Authorization Documents from Company	23
8.5 Officer Certificate	23
8.6 Certificate of Managing Member of Company	23
8.7 Amendment of Company’s Operating Agreement	23
8.8 Approvals	23
8.9 No Material Adverse Effect	23
8.10 Authorization Documents from Exchangors	23

8.11 Certificate of Company	23
8.12 [Reserved]	23
8.13 Compliance with Securities Laws	24
8.14 Other Documents	24

ARTICLE IX. CONDITIONS PRECEDENT TO SELLERS’ OBLIGATIONS	24
9.1 Representations and Warranties	24
9.2 Performance of Covenants	24
9.3 Legal Matters	24
9.4 Authorization Documents from Buyer	24
9.5 Officer Certificate	24
9.6 Certificate of Representative	24
9.7 Approvals	25
9.8 Regulatory Approval	25
9.9 Other Documents	25

ARTICLE X. SURVIVAL AND INDEMNIFICATION	25
10.1 Survival of Representations, Warranties and Covenants	25
10.2 Indemnification by Sellers	25
10.3 Indemnification by Buyer	26
10.4 Assertion of Claims	26
10.5 Control of Defense of Indemnifiable Claims	26
10.6 Limitations	27
10.7 Exclusions	28

ARTICLE XI. TERMINATION	28
11.1 Termination	28
11.2 Effect of Termination	28

ARTICLE XII. MISCELLANEOUS	28
12.1 Costs and Expenses	28
12.2 Benefit and Assignment	28
12.3 Effect and Construction of this Agreement	28
12.4 Cooperation - Further Assistance	29
12.5 Notices	29
12.6 Waiver, Discharge, Etc.	29
12.7 Rights of Persons Not Parties	30
12.8 Governing Law	30
12.9 Amendments, Supplements, Etc.	30
12.10 Severability	30
12.11 Force Majeure	30
12.12 Counterparts	30
12.13 Share Transfer Restrictions	30
12.14 NYRMAC Exchange	31

SCHEDULES & EXHIBITS

Company Schedules

Schedule 2.1	-	Sellers
Schedule 4.1(a)	-	Articles of Organization & Amended and Restated Operating Agreement
Schedule 4.2	-	Conflicting Agreements
Schedule 4.3	-	Consents
Schedule 4.4(a)	-	Equity Interests
Schedule 4.5	-	Assets
Schedule 4.6	-	Contracts
Schedule 4.7(a)	-	Financial Statements
Schedule 4.7(b)	-	Exceptions to Financial Statements
Schedule 4.10	-	Title, Condition of Personal Property
Schedule 4.11	-	Legal Proceedings
Schedule 4.12(a)	-	Employee Payroll
Schedule 4.12(b)	-	Collective Bargaining Agreements
Schedule 4.18	-	Real Property
Schedule 4.19	-	Taxes
Schedule 4.21	-	Environmental Matters
Schedule 4.22(a)	-	Obligations to Seller or Beneficial Owner
Schedule 4.22(b)	-	Obligations to Related Parties

Buyer Schedules

Schedule 5.3	-	Capitalization
Schedule 5.5(a)	-	Financial Statements
Schedule 5.5(b)	-	Call Report
Schedule 5.6	-	No Material Changes
Schedule 5.9	-	Permitted Liens
Schedule 5.11	-	Legal Proceedings
Schedule 5.16	-	Corporate Documents
Schedule 5.18	-	Employee Matters
Schedule 5.19	-	Conflicting Agreements
Schedule 5.20	-	Consents
Schedule 5.21	-	Assets

Exchangor Schedules
Schedule 6.14	-	Beneficial Owners
Schedule 6.15	-	Non-Foreign Person

Exhibits
Exhibit 8.12	-	FIRPTA

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (the “Agreement") is made as of the 31st day of December, 2019, among All West Bancorp, Inc., a Utah community bank holding company (the “Buyer”), Business Funding Group, LLC, a Connecticut limited liability company (the “Company”), certain Members of the Company (the “Sellers”) and the natural persons identified on the signature pages who beneficially own the membership interests in the Company held by the Sellers who are not natural persons (collectively the “Beneficial Owners”).

WHEREAS, the Company is a Small Business Loan origination company;

WHEREAS, the Sellers own outstanding ownership interests of the Company;

WHEREAS, Buyer desires to acquire from the Sellers a 10% ownership interest in the Company;

WHEREAS, the Sellers are willing, in the aggregate, to sell an aggregate 10% membership interest in the Company (the “10% Membership Interest”) to Buyer on the terms and subject to the conditions of this Agreement;

WHEREAS, the purchase and sale of the 10% Membership Interest requires the authorization of the Managing Members of the Company;

WHEREAS, the Managing Members of the Company have agreed to authorize the sale of the 10% Membership Interest to Buyer subject to 50.4% of the memberships interest of each Seller being sold to Buyer shall automatically converted into Class B Non-Voting Membership Units immediately prior to Closing so that when Buyer receives its 10% Membership Interest such interest shall be comprised of 49.6% of Class A Voting Membership Units and 50.4% of Class B Non-Voting Membership Units;

WHEREAS, as a result of the foregoing, upon Closing, Buyer shall possess a 4.96% voting interest in the Company; and

WHEREAS, the Members of the Company shall approve the Amended and Restated Operating Agreement of the Company in substantially the form of Exhibit A hereto which authorizes the issuance of both Class A Voting Membership Units and Class B Non-Voting Membership Units in the Company.

NOW, THEREFORE, the Company, Sellers, Beneficial Owners and Buyer intending to be legally bound, agree as follows:

ARTICLE I

SALE AND PURCHASE OF MEMBERSHIP INTEREST

1.1          Sale and Purchase of Membership Interest. Subject to the terms and conditions of this Agreement, Buyer agrees to purchase and acquire from the Sellers, and the Sellers collectively agree to sell, assign, transfer and deliver to Buyer, on the Closing Date (as defined in Section 3.1 below), the 10% Membership Interest, free and clear of liens, claims and encumbrances of any kind. Upon Closing, Buyer will own 10% of the outstanding membership interests of the Company comprised of Class A Voting Units representing 4.96% of the aggregate Membership Interests of the Company and Class B Non-Voting Units representing 5.04% of the aggregate Membership Interests of the Company. Upon Closing, the Sellers, together with the other existing Members of the Company shall jointly own the remaining 90% of the outstanding Membership Interests, on a fully-diluted basis – all of which Membership Interests shall be Class A Voting Units.

ARTICLE II

PAYMENT OF PURCHASE PRICE

2.1          Payment of Purchase Price for Membership Interests. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Sellers and Beneficial Owners herein set forth, and as consideration for the purchase and sale of the 10% Membership Interest, at Closing, Buyer shall issue an aggregate of 158,464 shares of par value $0.001 Common Stock of Buyer (the “Exchange Shares”). The Buyer shall issue the number of Exchange Shares set forth on Schedule 2.1 to each Seller.

ARTICLE III

THE CLOSING

3.1          Time and Place of Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place at 10:00 a.m., five business days after approval from the Utah Department of Financial Institutions for Buyer to issue the Exchange Shares and, to the extent required for Buyer to acquire the 10% Membership Interest in the Company, the Federal Reserve Board. The Closing shall take place at the office of legal counsel for Buyer, or at such other time and place upon which the parties may agree; provided that, either party may participate remotely in the Closing by electronic delivery of documents and/or funds. The date on which the Closing is held shall be called the “Closing Date.”

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND BENEFICIAL
OWNERS REGARDING THE COMPANY

Each of Jarret Prussin (individually and on behalf of Nyrmac, LLC), Yaakov Markowitz (individually), Paul Brown (on behalf of OIC Nominees Limited) and Menachem Wilenkin (on behalf of the Mendy Wilenkin LLC), individually and as Sellershereby jointly and severally represent and warrant to Buyer as follows:

4.1          Organization, Standing and Authorization.

(a)          Company. The Company (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Connecticut; (ii) has the power and authority to own the properties and assets now owned by it and to conduct the business presently being conducted by it. The Company is qualified to do business in the state of New York and each other state in which the failure to so qualify could reasonably be expected to have a material adverse effect on the Company’s assets, liabilities, results of operations, condition (financial or otherwise), property, prospects or business (a “Material Adverse Effect”). A true, correct and complete copy of the Company’s Articles of Organization and Amended and Restated Operating Agreement dated June 1, 2019 (the “Operating Agreement”) and all amendments thereof to date are attached hereto as Schedule 4.1(a).

(b)          Subsidiaries. The Company does not have any subsidiaries.

(c)          Authorization. All action on the part of the Company and its Managing Members, officers and members necessary for the authorization, execution and delivery of the Agreements by the Company, the transfer of the 10% Membership Interest to Buyer, the admission of Buyer as a member of the Company, and the performance of all of the Company’s obligations under the Agreements has been taken or will be taken prior to Closing. This Agreement, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

4.2          Absence of Conflicting Agreements. Except as set forth on Schedule 4.2, neither the execution or delivery of this Agreement including all Schedules and Exhibits hereto, or any of the other instruments and documents required or contemplated hereby and thereby (“Transaction Documents”) by the Sellers, the Company and/or the Beneficial Owners, nor the performance by the Sellers, the Company and/or the Beneficial Owners of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default under (i) the Articles of Organization or Operating Agreement of the Company; or (ii) any agreement or document to which the Sellers or Beneficial Owners are bound; or (iii) any law, rule, judgment, order, writ, injunction, or decree of any court, currently in effect that is applicable to the Company, the Sellers and/or the Beneficial Owners; or (iv) any rule or regulation of any administrative agency or other governmental authority currently in effect that is applicable to the Company, Sellers and/or the Beneficial Owners; or (iv) any agreement, loan, indenture, contract or instrument to which the Company, the Beneficial Owners or the Sellers are now a party or by which any of the assets of the Company are bound.

4.3          Consents. Except as set forth in Schedule 4.3, no authorization, consent, approval, license, exemption by, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any other third party, is or will be necessary in connection with the execution, delivery and performance of this Agreement or the Transaction Documents by Sellers or the Company or the Beneficial Owners.

4.4          Membership Interests. Schedule 4.4(a) sets forth a complete list and description of the outstanding membership interests of the Company and the identity of each member of the Company, in each case indicating the percentage interest held by each Member. All membership interests have been and are duly issued in compliance with all applicable laws. Sellers have the full legal power to transfer and deliver the 10% Membership Interest being transferred in accordance with this Agreement, and delivery of such 10% Membership Interest to Buyer pursuant hereto will convey good and marketable title thereto, free and clear of all liens and encumbrances, claims and other charges thereon of any kind. On the Closing Date, there will be no preemptive or first refusal rights to purchase or otherwise acquire the 10% Membership Interest in the Company pursuant to any provision of law or the Articles of Organization or Operating Agreement of the Company or by any other agreement, nor will there be any outstanding warrants, options, or other rights to subscribe for or purchase or acquire from the Company any membership or other interest in or rights in the Company, including distribution right.

4.5          Assets. As of the Closing, the “Assets” of the Company will include all of the tangible and intangible assets of the Company as reflected on the most recent financial statements of the Company attached hereto as Schedule 4.7(a). The accounts receivable of the Company are reflected properly on its books and records and have been billed or invoiced in the ordinary course of business consistent with past practice. The Assets are not subject to any liens or encumbrances, except as identified in Schedule 4.5.

4.6        Contracts. Schedule 4.6 sets forth a complete and correct list of all agreements, contracts and commitments of the following types to which the Company is a party or by which the Company or any of the Assets of the Company are bound and as to which the Company has any outstanding material obligations as of the date hereof (the “Contracts”):

(a)          each contract, other than contracts entered into in the ordinary course of the Company’s business, currently in effect which contains any provisions requiring the Company to indemnify or act for, or guarantee the obligation of, any other person or entity;

(b)          each agreement restricting the Company from conducting business;

(c)          each partnership or joint venture contract or similar arrangement or agreement which is likely to involve a sharing of profits or future payments with respect to any of the Company’s business or any portion thereof;

(d)          each contract under which the Company provides services, which involves consideration of more than $50,000 other than contracts entered into in the ordinary course of business relating to loan origination services;

(e)          each lease of real property, other than as set forth on Schedule 4.18; or

(f)          any other agreement not made in the ordinary and normal course of business which involves consideration of more than $50,000.

Except as indicated on Schedule 4.6, each of the Contracts was entered into and requires performance in the ordinary course of business and is in full force and effect. The Company is not in material default under any Contract and there has not been asserted, either by or against the Company under any Contract, any written notice of default, set-off or claim of default. To Sellers’ Knowledge, the parties to the Contracts, other than the Company are not in material default of any of their respective obligations under the Contracts, and there has not occurred any event which with the passage of time or the giving of notice (or both) would constitute a material default or material breach under any Contract. All amounts payable by the Company under the Contracts are, or will at the Closing Date be, on a current basis.

4.7          Financial Statements.

(a)          The unaudited balance sheet of the Company as of December 31, 2018, and the related statement of earnings for the year then ended, and the unaudited balance sheet of the Company as of November 30, 2019, and the related statement of earnings for the period then ended are each attached hereto as Schedule 4.7(a) (collectively the “Financial Statements”). The Financial Statements present fairly in all material respects the financial condition and results of operations of the Company, at and for the year or period therein specified, are complete and accurate in all respects. The unaudited Financial Statements have been prepared in accordance with Generally Accepted Accounting Practices (“GAAP”), consistent with past practice and the unaudited Financial Statements have been prepared in accordance with Sellers’ policies and practices for the preparation of income statements consistently applied.

(b)          Except as set forth on Schedule 4.7(b) or as expressly set forth on the Financial Statements, the Company does not have any material liabilities or obligations (whether absolute, accrued or contingent and whether due or to become due, including, without limitation, any off-balance sheet liabilities or guarantees of any obligations of any other person or entity) of any kind or nature.

4.8          Material Changes. Between the date of the Financial Statements and the date of Closing, there has not been any material adverse change in the condition (financial or otherwise) of the Assets, properties or operations of the Company or any loss of any of the Company’s business Assets, and during such period of time the Company has conducted business only in the ordinary and normal course. Sellers have identified and communicated to Buyer all material information known to Sellers, Beneficial Owners or the Company with respect to any fact or condition that is reasonably likely to adversely affect the future prospects (financial or otherwise) of the Company, other than information concerning the industry generally in which the Company conducts its business.

4.9          Licenses; Permits. The Company possesses all franchises, permits, licenses and any similar authority, such as governmental or other regulatory permits, authorizations or approvals required for the operation of the Company’s business, and all such licenses are in full force and effect.

4.10        Title, Condition of Personal Property. The Company has good and marketable title to, or valid and subsisting leasehold interests in, all of its personal property, and none of such property is subject to any security interest, pledge, lien, claim, encumbrance or charge, or restraint on transfer whatsoever other than Permitted Liens (as defined below). Except as set forth on Schedule 4.10, no other person has any right to the use or possession of any of such property which is owned and, except as set forth on Schedule 4.10, no currently effective financing statement with respect to such personal property has been filed under the Uniform Commercial Code in any jurisdiction, and the Company has not authorized any such financing statement or any security agreement to be filed. “Permitted Liens” shall mean taxes for amounts not yet due or payable; provided that such taxes have been appropriately reserved for on the books and records of the Company.

4.11        Legal Proceedings. There are no claims, actions, suits or proceedings or arbitrations (collectively “Actions”), either administrative or judicial, pending, or, to the Knowledge of the Sellers, overtly threatened against or affecting the Company, or the Company’s ability to consummate the transactions contemplated herein, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind. Except as set forth on Schedule 4.11, the Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

4.12        Employees. Except as set forth on Schedule 4.12(a), as of the date hereof, and at Closing, all compensation, including wages, commissions and bonuses, payable to all employees, independent contractors or consultants of the Company for services performed on or prior to the date hereof have been paid in full (or accrued in full on the balance sheet contained in the Financial Statements) in accordance with the Company’s standard payroll practices and schedule and the applicable terms of the Company Benefit Plans, and other than as provided in any of the Company Benefit Plans listed on Schedule 4.14, there are no outstanding agreements, understandings or commitments of the Company with respect to any compensation, commissions or bonuses. Except as set forth on Schedule 4.12(b), there is not pending nor, to the Sellers’ Knowledge, threatened any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting the Company or any of their respective employees. The Company does not have any duty to bargain with any Union.

4.13        Undisclosed Liabilities. The Company does not have any liabilities except which individually or in the aggregate (i) have been set forth on the face of the Financial Statements (and not in any notes), (ii) have arisen in the ordinary course of business consistent with past practices since the date of such Financial Statements, or (iii) are executory obligations for the future performance by the Company under any Contracts identified in Section 4.6 that arise in the ordinary course of business, to the extent the existence of such obligations is ascertainable solely on the face of such Contracts (and not as a result of the breach or non-compliance of any Contract). The reserves, if any, established by the Company in the Financial Statements or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company.

4.14        ERISA. The Company does not contribute to, or is obligated to contribute to, under (a) welfare benefit plans (“Welfare Plan”) within the meaning of Section 3(1) of the federal Employee Retirement Income Security Act of 1974 (“ERISA”); (b) pension benefits plan within the meaning of Section 3(2) of ERISA; (c) equity bonus, equity purchase, equity option, equity appreciation right or similar equity-based plans; or (d) any other deferred compensation, retirement, welfare-benefit, bonus, incentive or fringe-benefit plan, program or arrangement (each a “Benefits Plan”). The Company has never been party to a Benefits Plan. The Company has no liability under any Benefit Plan.

4.15        Insurance and Surety Agreements. The Company has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

4.16        Absence of Certain Events. Since the date of the Financial Statements, the Company has not, and from the date of this Agreement through the Closing Date, the Company will not have:

(a)          sold, assigned or transferred any of its Assets or properties, except in the ordinary course of business;

(b)          mortgaged, pledged or subjected its Assets to any lien, pledge, mortgage, security interest, conditional sales contract or other encumbrance of any nature whatsoever, other than a Permitted Lien;

(c)          made or suffered any amendment, modification or termination of any other contract, commitment, instrument or agreement involving consideration or liability in excess of $50,000, other than in the ordinary course of business;

(d)          failed to pay or discharge when due any liabilities, the failure to pay or discharge which has caused or will cause any actual damage or give rise to the risk of a loss to the Company in excess of $50,000;

(e)          changed any of the accounting principles followed by the Company or the methods of applying such principles;

(f)          incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in the ordinary course of business and consistent with their prior practice, none of which liabilities, in any case or in the aggregate, materially and adversely affects the business, liabilities or financial condition of the Company;

(g)          suffered any change, event or condition which, in any case or in the aggregate, has had or could reasonably be expected to have a materially adverse effect on the Company’s condition (financial or otherwise), properties, assets, liabilities, operations or prospects, including, without limitation, any change in the Company’s revenues, costs, or relations with their employees, independent contractors, consultants, agents, customers or suppliers; or

(h)          except for the transactions contemplated hereby, entered into any transaction other than in the ordinary course of business involving consideration in excess of $50,000.

4.17        Compliance with Laws. The Company is in compliance with all laws, regulations, ordinances and court orders applicable to its business and operations except where such violation of such laws, regulations, ordinances and court orders would not have a material adverse effect on the financial condition of the Company, or its business or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

4.18        Real Property. The Company does not own any real property and does not now, nor has it owned any “United States real property interest” as defined in Section 897(c) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the Treasury regulations promulgated thereunder. The Company leases the real property identified in the Lease or leases attached as Schedule 4.18.

4.19        Taxes.

(a)          Except as set forth in Schedule 4.19, (i) all Tax (as defined below) returns, statements, reports and forms, information or extensions with respect thereto required to be filed with any federal, state, local or other governmental department or court or other authority having jurisdiction over the Company (“Governmental Authority”) on or before the Closing Date by or on behalf of the Company (collectively, the “Tax Returns”), have been or will be timely filed on or before the Closing Date in accordance with all applicable laws; and (ii) the Company has timely paid (or made adequate accruals as reflected on the Financial Statements for) all Taxes payable by it.

(i)            The Company has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee and complied in all material respects with all information reporting and backup withholding provisions of applicable law.

(ii)         No claim has been made by any taxing authority in any jurisdiction where the Company does not file Tax Returns that the Company is, or may be, subject to Tax by that jurisdiction.

(iii)           No waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company.

(iv)          The liability of the Company for unpaid Taxes for all periods following the end of the recent period covered by the Financial Statements shall not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) as adjusted for the passage of time in accordance with the past custom and practice of the Company (and which accruals shall not exceed comparable amounts incurred in similar periods in prior years).

(v)             All deficiencies asserted, or assessments made, against the Company as a result of any examinations by any taxing authority have been fully paid.

(vi)          The Company is not a party to any Action by any taxing authority. There are no pending or, to the Sellers’ Knowledge, threatened Actions against the Company by any taxing authority.

(vii)          The Company has delivered to Purchaser copies of all federal, state, local and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, the Company for all Tax periods ending after December 31, 2017.

(viii)          There are no encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company.

(ix)            The Company is not a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement.

(x)             No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to the Company.

(xi)            The Company has not been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes. The Company has no liability for Taxes of any person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise.

(xii)          Except as set forth on Schedule 6.15, neither the Company nor any Seller is a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. The Company is not, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(a) of the Code.

(b)          For purposes of this Agreement, "Tax" (and, with correlative meaning, “Taxes” and “Taxable”) means (i) any net income, alternative, or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, unemployment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by a Governmental Authority responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person

4.20        Encumbrances Created by this Agreement. The execution and delivery of this Agreement, or any of the Transaction Documents, does not, and the consummation of the transactions contemplated hereby or thereby will not, create any liens or other encumbrances on any of the Assets in favor of third parties.

4.21        Environmental Matters. The Company does not own any real property. Sellers are not aware of any contamination of any real property leased by the Company, including the soil and groundwater underneath such property, by any hazardous substance, as defined by any federal, state or local environmental laws or regulations (“Environmental Laws”) in any regulated form or quantity (a “Hazardous Substance”). Except as set forth on Schedule 4.21, the Company is, and at all times since January 1, 2014 the Company has been, in compliance with all Environmental Laws applicable to the conduct of its business. None of the Company, or any of the real Property leased by the Company is subject to any pending claim, liability or obligation to any person arising under any Environmental Laws, nor has the Company received a summons, citation, directive, letter, notice of violation, request for information or other communication, written or oral, from any local, state or federal agency concerning any possible violation of Environmental Laws. To the extent any permit, approval or registration is or has been required to be obtained or maintained under any Environmental Law with respect to any real Property leased by the Company or any improvement of or on such property or any activity occurring on such property, each such permit, approval or registration has been obtained and is in good standing. In addition, all such permits, approvals and registrations have been disclosed to Buyer in writing. Except as set forth on Schedule 4.21, no real property currently or formerly owned or leased by the Company has been used to store or dispose of Hazardous Substances in violation of Environmental Laws.

4.22        Affiliate Transactions.

(a)          Set forth on Schedule 4.22(a) is a description of all obligations (a) owed by Seller or Beneficial Owner or any of such Seller’s or Beneficial Owner’s Affiliates (as defined below) (other than the Company) to the Company as of the date hereof, or (b) owed by the Company to any Seller or any of such Seller’s or Beneficial Owner’s Affiliates (other than the Company) as of the date hereof.

(b)          Set forth on Schedule 4.22(b) is a complete and correct list of all transactions between the Company and any present or former director, officer, partner, member, manager, stockholder or employee of the Company, or any of such Seller or Beneficial Owner’s Affiliates or immediate family members (each of the foregoing, a “Related Party”), on the other hand, other than (i) transactions involving payment by the Company of compensation to directors, officers or employees in the ordinary course of business (including any bonus, incentive compensation, retirement, deferred compensation or severance benefits) and (ii) transactions that do not involve continuing liabilities or obligations of the Company after the Closing.

(c)          To Sellers’ Knowledge, and except as set forth on Schedule 4.22 or by reason of the ownership of securities that are listed for trading on any public exchange or quotation system, no Related Party: (i) owns any equity or other financial or voting interest in any direct competitor, supplier, licensor, lessor, distributor, independent contractor or customer of the Company or the Business (other than Buyer); (ii) has any economic interest in any material contract or any ownership or economic interest in any property (real or personal, tangible or intangible, including intellectual property) that is currently used in the conduct of the Business by the Company or any Company Subsidiary; (iii) has any other financial interest in any transaction with the Company or any Company Subsidiary or involving any assets or property of the Company or any Company Subsidiary, other than business dealings or transactions conducted in the Ordinary Course of Business at prevailing market prices and on prevailing market terms.

(d)          For purposes of this Agreement, “Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified person. For the purposes of this definition, “control,” when used with respect to any specified person, means the power to direct the management and policies of such person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” having meanings correlative to the foregoing.

4.23        Power and Authority. The Company has all requisite power and authority to execute, deliver and perform this Agreement, and as of the Closing, the Company will have all requisite power and authority to execute and deliver the Transaction Documents required to be delivered by the Company to the Buyer at the Closing.

4.24        Binding Effect. This Agreement and all Transaction Documents executed by the Company, the Sellers and the Beneficial Owners each constitute the valid and binding obligations of each such party, enforceable against each such party in accordance with their respective terms.

4.25        Finders. No broker or finder has acted for the Company in connection with the Transactions contemplated by this Agreement, and no broker or finder is entitled to any broker's or finder's fee or other commission based in any way on agreements, understandings or arrangements with the Company.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Sellers and the Beneficial Owners as follows:

5.1          Organization, Good Standing and Qualification. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. The Buyer has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted, to execute and deliver the Agreements, to issue and sell the Exchange Shares and to perform its obligations pursuant to the Agreements and the Articles of Incorporation. The Buyer is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

5.2          Subsidiaries. The Buyer is the sole shareholder of FinWise Bank (the “Subsidiary”). The Buyer does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association or other business entity.

5.3          Capitalization. Immediately prior to Closing, the authorized capital stock of the Buyer will consist of 20,000,000 shares of Common Stock, of which 1,293,1621 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, none of which are issued and outstanding. The Common Stock and the Preferred Stock has the rights, preferences, privileges and restrictions set forth in the Articles of Incorporation.

(a)          The Buyer has reserved the Exchange Shares for issuance pursuant to this Agreement.

(b)          All issued and outstanding shares of the Buyer’s Common Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(c)          The rights, preferences, privileges and restrictions of the Exchange Shares are as stated in the Articles of Incorporation.

(d)          The Exchange Shares, when issued and delivered and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Exchange Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Sellers; provided, however, that the Exchange Shares are subject to restrictions on transfer under U.S. state or federal securities and banking laws. State banking laws restrict the transfer of the Exchange Shares for a period of two years after the date of issuance.

(e)          Except as set forth in Schedule 5.3, there are no options, warrants or other rights to purchase any of the Buyer’s authorized and unissued capital that have been issued as of the date hereof.

5.4          Authorization. All action on the part of the Buyer and its directors, officers and stockholders necessary for the authorization, execution and delivery of the Agreements by the Buyer, the authorization, sale, issuance and delivery of the Exchange Shares, and the performance of all of the Buyer’s obligations under the Agreements has been taken or will be taken prior to Closing. This Agreement, when executed and delivered by the Buyer, shall constitute valid and binding obligations of the Buyer, enforceable in accordance with their terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

1 The issued and outstanding shares include 120,149 shares of Restricted Stock that are subject to vesting after the date of this Agreement.

5.5          Financial Statements and Call Reports. A copy of the Buyer’s audited consolidated Financial Statements for December 31, 2018 and audited consolidated Financial Statements for December 31, 2017, are attached hereto as Schedule 5.5(a) (collectively, the “Financial Statements”). The Financial Statements are correct in all material respects and present fairly the financial condition and operating results of the Buyer as of the dates and during the periods indicated therein except as set forth in Schedule 5.6 with respect to material changes. The Financial Statements have been prepared in accordance with the books and records of the Buyer. The financial books and records maintained by the Buyer are true, correct and complete, have been maintained in accordance with good business practice, and accurately reflect the basis for the financial condition and results of operations set forth in the Financial Statements. Attached hereto as Schedule 5.5(b) is a copy of the Call Report for its wholly-owned subsidiary for the close of business on September 30, 2019. The Call Report is correct in all material respects and present fairly the financial condition and operating results of the wholly-owned subsidiary as of September 30, 2019.

5.6          No Material Changes. Except as set forth on Schedule 5.6 attached hereto, to the Buyer’s knowledge, since September 30, 2019, there has not been:

(a)          any change in the assets, liabilities, financial condition or operating results of the Buyer or its Subsidiary from that reflected in the Financial Statements and/or the Bank’s Call Report, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b)          any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c)          any material change to a material contract or agreement by which the Buyer, its Subsidiary or any of their assets are bound or subject;

(d)          any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Buyer or its Subsidiary;

(e)          any resignation or termination of employment of any officer or key employee of the Buyer or its Subsidiary;

(f)          any mortgage, pledge, transfer of a security interest in, or lien, created by the Buyer or its Subsidiary, with respect to any of their material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of making loans or engaging in the business of banking and do not materially impair the Buyer’s or the Subsidiary’s ownership or use of such property or assets;

(g)          any declaration, setting aside or payment or other distribution in respect of any of the Buyer’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Buyer;

(h)          any sale, assignment or transfer of any Intellectual Property (defined below) that could reasonably be expected to result in a Material Adverse Effect;

(i)          receipt of notice that there has been a loss of any major customer of the Subsidiary;

(j)          neither the Buyer nor the Subsidiary have entered into any arrangement or agreement except in the ordinary course of business whereby they are a guarantor or indemnitor of any indebtedness of any other Person;

(k)          neither the Buyer nor the Subsidiary has engaged in any discussion with any representative of any Person regarding (i) a sale or exclusive license of all or substantially all of the Buyer’s or its Subsidiaries assets, or (ii) any merger, consolidation or other business combination transaction of the Buyer with or into another Person;

(l)          to the Buyer’s knowledge, any other event or condition of any character, other than events affecting the economy or the Buyer’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(m)        any arrangement or commitment by the Buyer or its Subsidiary to do any of the things described in this Section 5.6

5.7          Material Contracts. Except for loans, leases and other financing arrangements entered into in the ordinary course of the Subsidiary’s business and the agreements explicitly contemplated hereby, and except for the Employment Agreement between David Tilis as the Bank’s (not Buyer’s) Senior Vice President, Director of Specialty Lending, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Buyer is a party or, to its knowledge, by which it is bound which may involve (i) obligations of the Buyer or the Subsidiary in excess of $50,000 (other than obligations of, or payments to, the Buyer arising from loans made in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Buyer or its Subsidiary (each, a “Material Contract”, collectively the “Material Contracts”). All of the Material Contracts are valid, binding and in full force and effect, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and to general principles of equity. Neither the Buyer nor the Subsidiary is, nor, to the Buyer’s knowledge, is any other party to the Material Contracts in material default under any of such Material Contracts.

5.8          Intellectual Property. The Buyer or its Subsidiary owns or possesses or believes they can obtain on commercially reasonable terms sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, mask works, trade secrets, licenses (software or otherwise), information, processes and similar proprietary rights (“Intellectual Property”) necessary to the business of the Buyer and the Subsidiary as presently conducted or as proposed to be conducted. Except for agreements with their own employees or consultants, standard end-user license agreements, support/maintenance agreements and agreements entered in the ordinary course of the Buyer’s or its Subsidiary’s business, there are no outstanding options, licenses or agreements relating to the Intellectual Property, and neither the Buyer nor the Subsidiary are bound by or a party to any options, licenses or agreements with respect to the Intellectual Property of any other person or entity. Neither the Buyer nor the Subsidiary have received any written or oral communication alleging that either of them have violated or, by conducting their business, would violate the Intellectual Property of any other Person. To the Buyer’s knowledge, it will not be necessary to use any inventions of any of its or its Subsidiary’s employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Buyer and/or the Subsidiary.

5.9          Title to Properties and Assets; Liens. Except as set forth on Schedule 5.9, the Buyer and the Subsidiary have good and marketable title to their properties and assets, and has good title to all their leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) liens for current taxes not yet due and payable and (ii) liens, encumbrances and defects in title which have not arisen other than in the ordinary course of business and which do not materially impair the Buyer's or the Subsidiary’s ownership or use of such properties and assets. With respect to the property and assets they lease, the Buyer and the Subsidiary are in compliance with such leases in all material respects and holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i) and (ii) above.

5.10        Compliance with Other Instruments. The execution and delivery of this Agreement by the Buyer, the performance by the Buyer of its obligations pursuant to this Agreement, and the issuance of the Exchange Shares, will not result in any material violation of, or materially conflict with, give rise to an obligation to give notice pursuant to or obtain consent under, or constitute a material default under, the Buyer’s Articles of Incorporation or Bylaws, each as amended to date, or any of its material agreements, nor, to the Buyer’s knowledge, result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Buyer or the Subsidiary.

5.11        Litigation. Except as set forth on Schedule 5.11, there are no actions, suits, proceedings or investigations pending against the Buyer or the Subsidiary or their properties (nor, to the Buyer’s knowledge, has the Buyer or the Subsidiary received written notice of any threat thereof) before any court or governmental agency that questions the validity of this Agreement or the right of the Buyer to enter into such Agreement, or the right of the Buyer to perform its obligations contemplated thereby, or that, either individually or in the aggregate, if determined adversely to the Buyer, would or could reasonably be expected to have a Material Adverse Effect. Neither the Buyer nor Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality except as otherwise disclosed to the Sellers by the Buyer’s officers.

5.12        Governmental Consent. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Buyer is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Exchange Shares, or the consummation of any other transaction contemplated by this Agreement, except (i) the filing of an Application to Sell Securities with the Utah Department of Financial Institutions, and (ii) such filings as may be required under applicable state securities laws. The Federal Reserve Board acknowledged that, as presently structured, no change of control filing is required for this transaction. Notwithstanding the foregoing, the Federal Reserve Board has taken the position that Messrs. James Giordano and Scott Caruthers should have filed a change of control application in connection with their acquisition of shares in Buyer in early 2019 and such filing should be made hereafter.

5.13        Permits. The Buyer and the Subsidiary have all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Effect.

5.14        Tax Returns and Payments. The Buyer and the Subsidiary have timely filed all tax returns required to be filed by them with appropriate federal, state and local governmental agencies. These returns and reports are true and correct in all material respects. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Buyer on or before Closing have been paid or will be paid prior to the time they become delinquent.

5.15        Insurance. The Buyer has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

5.16        Corporate Documents. The Articles of Incorporation and Amended and Restated Bylaws (“Bylaws”) of the Buyer are attached hereto as Schedule 5.16. The Articles of Incorporation and Bylaws of the Subsidiary have been made available for inspection by the Sellers. The minute books of the Buyer have been made available to the Sellers. The minute books contain minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

5.17        Environmental Laws. Except as could not reasonably be expected to have a Material Adverse Effect (a) the Buyer and its Subsidiary are and have been in compliance with all Environmental Laws; (b) to the Buyer’s Knowledge, there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Buyer and Subsidiary; (c) there have been no Hazardous Substances generated by the Buyer or the Subsidiary that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) to the Buyer’s Knowledge, there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Buyer or the Subsidiary, except for the storage of hazardous waste in compliance with Environmental Laws. “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substances; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

5.18        Employees. There is no strike, labor dispute or union organization activities pending or, to the Buyer's knowledge, threatened between it and its employees or the employees of its Subsidiary. To the Buyer’s knowledge, none of its or its Subsidiary’s employees belong to any union or collective bargaining unit. Except as set forth in the Schedule 5.18, neither the Buyer nor its Subsidiary are parties to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. Neither the Buyer nor the Subsidiary are aware that any officer or key employee intends to terminate his employment with the Buyer or the Subsidiary, nor does the Buyer or the Subsidiary have a present intention to terminate the employment of any officer or key employee. Subject to general principles related to wrongful termination of employees, and except as set forth in Schedule 5.18, the employment of each officer and employee of the Buyer and the Subsidiary is terminable at the will of the Buyer.

5.19        Absence of Conflicting Agreements. Except as set forth on Schedule 5.19, neither the execution or delivery of this Agreement including all Schedules and Exhibits hereto, or any of the other instruments and documents required or contemplated hereby and thereby (“Transaction Documents”) by the Buyer, nor the performance by the Buyer of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default under (i) the Articles of Incorporation or Bylaws of the Buyer; or (ii) any agreement or document to which the Buyer is bound; or (iii) any law, rule, judgment, order, writ, injunction, or decree of any court, currently in effect that is applicable to the Buyer; or (iv) any rule or regulation of any administrative agency or other governmental authority currently in effect that is applicable to the Buyer; or (iv) any agreement, loan, indenture, contract or instrument to which the Buyer is now a party or by which any of the assets of the Buyer are bound.

5.20        Consents. Except as set forth in Schedule 5.20, no authorization, consent, approval, license, exemption by, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any other third party, is or will be necessary in connection with the execution, delivery and performance of this Agreement or the Transaction Documents by Buyer.

5.21        Assets. As of the Closing, the “Buyer’s Assets” will include all of the tangible and intangible assets of the Buyer as reflected on the most recent Call Report of the Buyer’s subsidiary attached hereto as Schedule 5.5(b), except to the extent paid off or withdrawn in the ordinary course of Buyer’s subsidiary’s banking business. The accounts receivable of the Buyer are reflected properly on its books and records and have been billed or invoiced in the ordinary course of business consistent with past practice. The Buyer’s Assets are not subject to any liens or encumbrances, except as identified in Schedule 5.9.

5.22        Brokers or Finders. The Buyer has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Buyer, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE
BENEFICIAL OWNERS FOR THEMSELVES

Each Seller and each Seller’s Beneficial Owner(s) (each, collectively an “Exchangor”) hereby, severally and not jointly, represents and warrants to the Buyer as follows:

6.1          No Registration. Such Exchangor understands that the Exchange Shares, have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act.

6.2          Investment Intent. Such Exchangor is acquiring the Exchange Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that such Exchangor has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Exchangor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Exchange Shares.

6.3          Investment Experience. Such Exchangor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Buyer and its Subsidiary and acknowledges that such Exchangor, can protect its own interests. Such Exchangor or its Purchaser Representative has such knowledge and experience in financial and business matters so that such Exchangor is capable of evaluating the merits and risks of its investment in the Buyer.

6.4          Investment Risk. Such Exchangor understands and acknowledges that an investment in the Buyer involves substantial risks. Such Exchangor can bear the economic risk of such Exchangor’s investment and is able, without impairing such Exchangor’s financial condition, to hold the Exchange Shares for an indefinite period of time and to suffer a complete loss of such Exchangor’s investment.

6.5          Access to Data. Such Exchangor has had an opportunity to ask questions of, and receive answers from, the officers of the Buyer concerning this Agreement, the exhibits and schedules attached hereto and the transactions contemplated by this Agreement, as well as the Buyer’s and its Subsidiary’s business, management and financial affairs, which questions were answered to its satisfaction. The foregoing, however, does not limit or modify the representations and warranties of the Buyer in Section 3 of this Agreement or the right of the Beneficial Owners to rely thereon.

6.6          Accredited Investor. Such Exchangor is either an existing shareholder of the Buyer or an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Buyer such further assurances of such status as may be reasonably requested by the Buyer except as otherwise indicated in the subscription agreement executed by such Exchangor.

6.7          Residency. The residency of the Exchangor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the Schedule of Beneficial Owners.

6.8          Rule 144 and Stock Transfer Restrictions. Such Exchangor acknowledges that the Exchange Shares must be (i) held for at least two years from the date of issuance under the Utah Financial Institutions Act and regulations promulgated thereunder and (ii) held under federal and state securities laws for an indefinite period of time until such shares are registered or can be traded pursuant to an exemption from registration. Such Exchangor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the shares, the availability of certain current public information about the Buyer, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations. Such Exchangor understands that the current public information referred to above is not now available and the Buyer has no present plans to make such information available. Such Exchangor acknowledges and understands that the Buyer may not be satisfying the current public information requirement of Rule 144 at the time the Exchangor wishes to sell the Exchange Shares and that, in such event, the Exchangor may be precluded from selling such securities under Rule 144, even if the other requirements of Rule 144 have been satisfied. Such Exchangor acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Exchange Shares. Such Exchangor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

6.9         No Public Market. Such Exchangor understands and acknowledges that no public market now exists for any of the securities issued by the Buyer and that the Buyer has made no assurances that a public market will ever exist for the Buyer’s securities.

6.10          Authorization.

(a)          Such Exchangor has all requisite power and authority to execute and deliver the Agreements, to purchase the Exchange Shares hereunder and to carry out and perform its obligations under the terms of the Agreement. All action on the part of the Exchangor necessary for the authorization, execution, delivery and performance of the Agreement, and the performance of all of the Exchangor’s obligations under the Agreements, has been taken or will be taken prior to Closing.

(b)          The Agreement, when executed and delivered by the Exchangor, will constitute valid and legally binding obligations of the Exchangor, enforceable in accordance with their terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c)          No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Exchangor in connection with the execution and delivery of the Agreements by the Exchangor or the performance of the Exchangor’s obligations hereunder or thereunder.

6.11        Brokers or Finders. Such Exchangor has not engaged any brokers, finders or agents, and neither the Buyer nor any other Exchangor has, nor will, incur, directly or indirectly, as a result of any action taken by the Exchangor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Agreements.

6.12        Tax Advisors. Such Exchangor has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Agreements. With respect to such matters, such Exchangor relies solely on such advisors and not on any statements or representations of the Buyer or any of its agents, written or oral. The Exchangor understands that it (and not the Buyer) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Agreements.

6.13        Legends. Such Exchangor understands and agrees that the certificates evidencing the Exchange Shares, or any other securities issued in respect of the Exchange Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY
STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED,
PLEDGED OR HYPOTHECATED UNLESS AND UNTIL
REGISTERED UNDER SUCH ACT AND/OR APPLICABLE
STATE SECURITIES LAWS, OR UNLESS THE ALL WEST
BANCORP HAS RECEIVED AN OPINION OF COUNSEL OR
OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE
ALL WEST BANCORP AND ITS COUNSEL, THAT SUCH
REGISTRATION IS NOT REQUIRED.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE
RESTRICTED AS TO TRANSFER FOR A PERIOD OF TWO
YEARS FROM THE DATE OF THIS CERTIFICATE PURSUANT
TO (A) THE RULES OF THE UTAH DEPARTMENT OF

FINANCIAL INSTITUTIONS AND (B) THE TERMS OF AN
AGREEMENT WITH ALL WEST BANCORP; AND MAY NOT BE
SOLD OR OTHERWISE DISPOSED OF WITHOUT THE PRIOR
WRITTEN CONSENT OF THE DEPARTMENT AND ALL WEST
BANCORP.

6.14        Beneficial Owners. Schedule 6.14 sets forth a complete list and organizational structure of each Seller who is not a natural person identifying all direct and indirect owners of each such Seller, including each Beneficial Owner who will be issued one or more of Exchange Shares, in each case indicating and describing the nature of the Beneficial Owner’s ownership interest, including, percentage ownership, of the respective Seller owned or controlled by such Beneficial Owner. Such description shall identify all natural persons, if any, directly or indirectly, having an ownership interest in a Seller and detail such ownership interest. On the Closing Date, no person or entity will have an interest in or right to receive the Exchange Shares other than (a) the Beneficial Owners identified on Schedule 6.14 and (b) Sellers who are natural persons.

6.15        Non-Foreign Person. None of the Sellers or the Beneficial Owners are foreign corporations, foreign partnerships, foreign trusts or foreign estates nor are any of the Sellers or Beneficial Owners otherwise included within the term “foreign persons”, except as set forth on Schedule 6.15.

ARTICLE VII

OBLIGATIONS OF THE PARTIES UNTIL CLOSING

7.1          Conduct of Business. Between the date of this Agreement and the Closing, both the Company and Buyer shall maintain their respective existence and shall conduct businesses in the customary and ordinary course of business consistent with past practice.

7.2          Negative Covenants of the Company and Buyer. Without the prior written approval of the Company, Buyer shall not, and without the prior written approval of Buyer, the Company shall not, between the date hereof and the Closing:

(a)          cause or intentionally permit to occur any of the events or occurrences described in Section 4.16 (Absence of Certain Events) of this Agreement;

(b)          dissolve, merge or enter into a share exchange with or into any other entity;

(c)          sell off any Assets other than in the ordinary course of business;

(d)          make any change to its organizational documents except as required herein;

 (e)         issue any equity, options to purchase equity, or warrants provided, however that the Buyer is authorized to issue (i) options in an amount not to exceed 261,960 options to purchase 261,960 shares of Buyer’s common stock, and (ii) shares of common stock upon the exercise of any outstanding options or warrants disclosed in this Agreement or the Schedules attached hereto.

7.3          Access to Information and Records before Closing. Prior to the Closing Date, each of Buyer and the Company may make, or cause to be made, such investigation of the other’s financial and legal condition as they deem necessary or advisable to familiarize itself with the other entity and/or matters relating to the other entity’s history or operation. Each of the Company and Buyer shall permit the other and its authorized representatives (including legal counsel and accountants), to have full access to such entity’s books and records upon reasonable notice and during normal business hours, and shall furnish, or cause to be furnished, to the other such financial and operating data and other information and copies of documents with respect to its business and Assets as the other shall reasonably request. The documents to which Buyer or the Company shall have access shall include, but not be limited to, the tax records and related work papers since January 1, 2016. Each of the Company and Buyer shall make, or cause to be made, such extracts thereof as the other or its representatives may request from time to time to enable the other and its representatives to investigate its affairs and the accuracy of the representations and warranties made in this Agreement. Each of the Company and Buyer shall cause their respective accountants to cooperate with the other and to disclose the results of audits relating and to produce the working papers relating thereto.

ARTICLE VIII

CONDITIONS PRECEDENT TO BUYER’S OBLIGATIONS

Buyer’s obligations to consummate the purchase of the 10% Membership Interest is subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Buyer in writing. Upon failure of any of the following conditions, Buyer may terminate this Agreement pursuant to and in accordance with Article X herein.

8.1          Representations and Warranties. The representations and warranties of the Sellers in this Agreement shall be true and correct in all material respects at and as of the Closing Date, as though such representations and warranties were made at and as of such time except to the extent affected by the Transactions herein contemplated.

8.2          Performance of Covenants. The Sellers and the Company shall both have performed or complied in all material respects with their respective agreements and covenants required by this Agreement to be performed or complied with by them prior to or at the Closing.

8.3          Legal Matters. No preliminary or permanent injunction or other order (including a temporary restraining order) of any governmental authority which prevents the consummation of the Transactions shall have been issued and remain in effect.

8.4        Authorization Documents from Company. Buyer shall have received a copy of resolutions of the Company’s Managing Members authorizing the Company’s execution and full performance of the Transaction Documents.

8.5          Officer Certificate. Buyer shall have received a certificate, validly executed by the a Manager Member of the Company for and on its behalf, to the effect that, as of the Closing, all of the conditions to the obligations of Sellers and the Company set forth in Article VII have been satisfied (unless otherwise waived in writing in accordance with the terms hereof).

8.6          Certificate of Managing Member of Company. Buyer shall have received a certificate, validly executed by the Secretary or a Managing Member of the Company, certifying as to (i) the terms and effectiveness of the Articles of Organization and Amended and Restated Operating Agreement of the Company, and all amendments thereto and the good standing of the Company, and (ii) the valid adoption of resolutions of the Manager Members of the Transactions.

8.7          Amendment of Company’s Operating Agreement. The Members of the Company shall have adopted the Amended and Restated Operating Agreement attached hereto as Exhibit 4.1(a) as the Operating Agreement of the Company, which agreement shall supersede and replace all prior operating agreements of the Company.

8.8          Approvals. The consent or approval of all persons necessary for the consummation of the transactions contemplated hereby shall have been granted, including without limitation, the approvals of state and federal banking regulators to the extent required to issue shares of Buyer or acquire the interest in the Company; and none of the foregoing consents or approvals (i) shall have been conditioned upon the modification, cancellation or termination of any material lease, contract, commitment, agreement, license, easement, right or other authorization with respect to the Company’s business, other than as disclosed or approved hereunder, or (ii) shall impose on the Buyer any material condition or provision or requirement with respect to the Company’s business or its operation.

8.9          No Material Adverse Effect. There shall not have occurred any event or condition of any character that has had or could reasonably be expected to have material adverse effect on the Company or its business or operations or the Property.

8.10        Authorization Documents from Exchangors. Buyer shall have received a copy of resolutions of the Exchangors authorizing the Company’s execution and full performance of the Transaction Documents and the exchange of the 10% Membership Interest for the Exchange Shares.

8.11        Certificate of Sellers. Buyer shall have received a certificate, validly executed by each Seller, who is not a natural person, certifying as to (i) the terms and effectiveness of its Organizational Documents and the good standing of such Seller, and (ii) the valid adoption of resolutions of its governing body and owners of the Transactions.

8.12         [Reserved.]

8.13        Compliance with Securities Laws. Buyer shall be satisfied that the exchange of ownership or offer and sale of the Exchange Shares shall have been approved by federal and state banking regulators, as applicable, and shall be qualified or exempt from registration or qualification under all applicable federal and state securities laws (including receipt by of all necessary blue sky law permits and qualifications required by any state, if any).

8.14        Other Documents. The Sellers and the Company shall have furnished Buyer with all other documents, certificates and other instruments required to be furnished to Buyer by the Sellers and the Company pursuant to the terms hereof.

ARTICLE IX

CONDITIONS PRECEDENT TO SELLERS’ OBLIGATIONS

The Sellers’ and Beneficial Owners’ obligation to consummate the sale of the 10% Membership Interests is subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by the Sellers in writing. Upon failure of any of the following conditions, Sellers may terminate this Agreement pursuant to and in accordance with Article X herein.

9.1          Representations and Warranties. The representations and warranties of Buyer in this Agreement shall be true at and as of the Closing Date as though such representations and warranties were made at and as of such time, except to the extent affected by the transactions herein contemplated.

9.2          Performance of Covenants. Buyer shall have performed or complied with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

9.3          Legal Matters. No preliminary or permanent injunction or other order (including a temporary restraining order) of any governmental authority which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect.

9.4          Authorization Documents from Buyer. The Company shall have received a copy of resolutions of the Buyer’s Board of Directors authorizing the Buyer’s execution and full performance of the Transaction Documents.

9.5          Officer Certificate. Buyer shall have received a certificate, validly executed by an Officer of the Buyer for and on its behalf, to the effect that, as of the Closing, all of the conditions to the obligations of Buyer set forth in Article IX have been satisfied (unless otherwise waived in writing in accordance with the terms hereof).

9.6          Certificate of Representative . Company shall have received a certificate, validly executed by the representative of the Buyer, certifying as to (i) the terms and effectiveness of the Articles of Incorporation and Amended and Restated Bylaws of the Buyer, and all amendments thereto and the good standing of the Buyer, and (ii) the valid adoption of resolutions of the Buyer’s Board of Directors of the Transactions.

9.7          Approvals. The consent or approval of all persons necessary for the consummation of the transactions contemplated hereby shall have been granted, including without limitation, the approvals of state and federal banking regulators to the extent required to issue shares of Buyer or acquire the interest in the Company; and none of the foregoing consents or approvals (i) shall have been conditioned upon the modification, cancellation or termination of any material lease, contract, commitment, agreement, license, easement, right or other authorization with respect to the Company’s business, other than as disclosed or approved hereunder, or (ii) shall impose on the Buyer any material condition or provision or requirement with respect to the Company’s business or its operation.

9.8         Regulatory Approval. The offer and sale of the Exchange Shares shall have been approved by federal and state banking regulators, as applicable, and shall be qualified or exempt from registration or qualification under all applicable federal and state securities laws (including receipt by of all necessary blue sky law permits and qualifications required by any state, if any).

9.9          Other Documents. Buyer shall have furnished Sellers with all documents, certificates and other instruments required to be furnished to Sellers by Buyer pursuant to the terms hereof.

ARTICLE X

SURVIVAL AND INDEMNIFICATION

10.1        Survival of Representations, Warranties and Covenants. All representations and warranties made by each party in this Agreement and in each Schedule and Transaction Document shall survive the Closing Date and for a period two (2) years after the Effective Date of Closing; provided that (i) the representations and warranties contained in Section 4.14 (ERISA), Section 4.19 (Taxes), Section 4.21 (Environmental), Section 5.15 (Tax Returns and Payments), and Section 5.18 (Environmental Laws) shall survive until thirty (30) days after the applicable statutes of limitation shall have expired; and (ii) the representations and warranties contained in Section 4.1 (Organization, Standing ad Authorization), Section 4.4 (Equity Interests), Section 5.1 (Organization, Good Standing and Qualifications), Section 5.3 (Capitalization), and Section 5.4 (Authorization) shall survive indefinitely. All representations and warranties related to any claim asserted in writing prior to the expiration of the applicable survival period shall survive (but only with respect to such claim) until such claim shall be resolved and payment in respect thereof, if any is owing, shall be made. The covenants made by the parties in this Agreement shall survive the Closing.

10.2         Indemnification by Sellers.

(a)          Company. The Sellers shall jointly and severally indemnify and defend Buyer and hold it harmless against and with respect to any and all damage, loss, liability,deficiency, cost and expense incurred by Buyer (including, without limitation, reasonable attorneys' fees and expenses) (all of the foregoing hereinafter collectively referred to as “Loss”) resulting from:

(i)           any inaccuracy in any representation, or breach of any warranty, made by the Sellers in Articles IV; or

(ii)          any tax obligation or liability relating to a pre-closing period, including, without limitation, the audit or assessment of taxes by any federal, state or local authority.

(b)          Personal. The Sellers shall severally, but not jointly, indemnify and defend Buyer and hold it harmless with respect to any and all loss resulting from:

(i)            any inaccuracy in any representation, or breach of any warranty, made by the Sellers in Articles VI; or

(ii)          the breach of any covenant or undertaking by the Sellers or Beneficial Owners contained in this Agreement which survives the Closing and is not waived by Buyer at or prior to the Closing, including, without limitation, a breach of Sections 1.1 or 12.13; or

(iii)          a claim by any person other than the Beneficial Owners or the Sellers who are not natural persons that they are entitled to any of the Exchange Shares or that the transfer of any part of the 10% Membership Interest to Buyer was not properly authorized by the Sellers or is defective in any manner.

10.3        Indemnification by Buyer. Buyer shall indemnify and defend Sellers and hold it harmless against and with respect to any and all Loss resulting from:

(a)          any inaccuracy in any representation, or breach of any warranty, set forth in Article V; or

(b)          the breach of any covenant or undertaking by Buyer which survive the Closing and is not waived by Sellers at or prior to the Closing.

10.4        Assertion of Claims. Any claims for indemnification for breach of representations or warranties under Section 10.2(a) or 10.3(a) of this Agreement or the related Schedules must be asserted by written notice by a date which is two (2) years following the Effective Date of Closing or other limitations period provided in Section 10.1 above.

10.5        Control of Defense of Indemnifiable Claims. Any party seeking indemnification under this Agreement (an “Indemnitee”) shall give each party from whom indemnification is sought (an "Indemnitor") prompt written notice of the claim for which it seeks indemnification. Failure of the Indemnitee to give such prompt notice shall not relieve an Indemnitor of its indemnification obligation; provided that such indemnification obligation shall be reduced by any damages suffered by the Indemnitor resulting from a failure to give prompt notice hereunder. The Indemnitor shall be entitled to participate in the defense of such claim. If at any time the Indemnitor acknowledges in writing that the claim is fully indemnifiable under this Agreement, it shall have the right to assume total control of the defense of such claim at its own expense. The Indemnitee agrees not to settle such claim without the written consent of the Indemnitor which consent shall not be unreasonably withheld. Nothing contained in this Section 10.7 shall prevent either party from assuming total control of the defense and/or settling any claim against it for which indemnification is not sought under this Agreement.

10.6         Limitations.

(a)          No Party shall be required to indemnify any other Party under this Article 10 unless written notice of a claim under this Article 10 was given by the Party seeking indemnification within fifteen (15) days after the end of the period specified in Section 10.4.

(b)          No Party may seek indemnification under Section 10.2(a) or 10.3 until the aggregate amount of claims against that the Party seeking indemnification (a “Claimant”) is entitled to be indemnified under this Agreement exceeds Thirty Thousand Dollars ($30,000.00), after which the Claimant shall be entitled to recover, and the Indemnitor(s) shall be obligated for, all losses, costs, liabilities, damages and expenses for Claimant in excess of the first Thirty Thousand Dollars ($30,000.00) of such losses; provided, however, that this deductible shall not apply to claims under Section 10.2(b).

(c)          In addition to the foregoing, the Company, Sellers and Beneficial Owners’ (the “Selling Parties”) obligation to indemnify Buyer under Section 10.2(a), and Buyer’s obligation to indemnify the Selling Parties under Section 10.3, shall not exceed the amount equal to number of Exchange Shares issued pursuant to this Agreement, multiplied by the per share book value of the shares of stock of Buyer’s subsidiary, FinWise Bank, as set forth on the most recent Call Report filed by FinWise Bank prior to the Closing (the “FinWise Book Value”). Notwithstanding the foregoing, Buyer agrees not to seek indemnification from an Exchangor who, at Closing, owned less than 5% of the Company in an amount not to exceed that value of the number of Exchange Shares received by such individual Exchangor multiplied by the FinWise Book Value.

(d)          Further, the obligation of any individual Exchangor to indemnify Buyer under Section 10.2(b), and the Buyer’s obligation to indemnify an individual Exchangor, shall not exceed the amount equal to the number of Exchange Shares received by the Exchangor multiplied by the FinWise Book Value. For purposes of Section 10.6 (c) and (d), any entity that is a Seller and its Beneficial Owner(s) shall be treated as a single Exchangor.

(e)          In calculating the amount of losses to the Buyer or the Selling Parties under Section 10.2 and Section 10.3 such losses shall be reduced by any recovery from any third party (including insurance proceeds) as a result of the facts or circumstances giving rise to the losses.

10.7        Exclusions. Neither Party shall be liable for special, incidental, indirect or consequential damages or for loss of profits or revenues, even if such Party has been advised of the possibility of such damages unless such Party acts in bad faith; provided, however, that third party damages that are otherwise indemnifiable under Article X shall not be excluded from indemnification by reason that they include special, incidental, indirect or consequential damages of the third party or loss of profits or revenue of such third party. By way of clarification and not limitation, all third party damages are hereby considered direct damages for purposes of indemnification.

ARTICLE XI

TERMINATION

11.1        Termination. This Agreement may be terminated at any time at or prior to the Closing by:

(a)          the Buyer, if any condition precedent to Buyer’s obligations hereunder, including without limitation those conditions set forth in Article VIII hereof, have not been satisfied by the December 31, 2019;

(b)          the Sellers, if any condition precedent to the obligations of Sellers hereunder, including without limitation those conditions set forth in Article IX hereof, have not been satisfied by the December 31, 2019; or

(c)          the mutual consent of Buyer and Sellers.

11.2        Effect of Termination. If a party terminates this Agreement because one of the conditions precedent has not been fulfilled, or if this Agreement is terminated by mutual consent, this Agreement shall become null and void without any liability of any party to the other.

ARTICLE XII

MISCELLANEOUS

12.1        Costs and Expenses. The costs incurred by the Buyer, the Company, Sellers and Beneficial Owners in connection with this transaction shall be borne and paid for each respective party, including legal and accounting fees and all costs and fees incurred in connection with obtaining approval for the transaction.

12.2        Benefit and Assignment. This Agreement binds and inures to the benefit of each party hereto and its or their respective heirs, successors and assigns.

12.3        Effect and Construction of this Agreement. This Agreement and the Exhibits and Schedules hereto embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein. The captions used herein are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement.

12.4        Cooperation - Further Assistance. From time to time, as and when reasonably requested by any party hereto after the Closing, the other parties will (at the expense of the requesting party) execute and deliver, or cause to be executed and delivered, all such documents, instruments and consents and will use reasonable efforts to take all such action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

12.5        Notices. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered, or five (5) business days after being sent by certified or registered mail, postage prepaid, properly addressed or one (1) business day after being sent by recognized overnight courier, fees prepaid, properly addressed, to the party or parties entitled to receive such notice at the respective addresses stated below:

If to the Buyer:	All West Bancorp, Inc. 756 Winchester, 1st Floor Murray, Utah 84107 Attn: Kent Landvatter

with a copy to:	R. Gary Winger Kirton & McConkie 50 E. South Temple, Suite 400 Salt Lake City, UT 84111

If to the Members:	Business Funding Group, LLC 17 Dexter Road Westport, CT 06880

with a copy to:	Kurzman Eisenberg Corbin & Lever, LLP One North Broadway, 12th Floor White Plains, NY 10601 Attn: Kenneth S. Rose, Esq.

12.6        Waiver, Discharge, Etc. This Agreement shall not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing executed by or on behalf of each of the parties hereto. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

12.7        Rights of Persons Not Parties. Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and proper assigns of the parties hereto.

12.8        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, disregarding any rules relating to the choice or conflict of laws.

12.9        Amendments, Supplements, Etc. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

12.10      Severability. Any provision, or distinguishable portion of any provision, of this Agreement which is determined in any judicial or administrative proceeding to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders a provision hereof prohibited or unenforceable in any respect.

12.11      Force Majeure. Performance by the parties of any of their respective covenants and obligations hereunder shall be excused in the event of acts in the nature of force majeure, such as riots, war, floods, other so-called acts of God, and impossibility of performance.

12.12      Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

12.13      Share Transfer Restrictions. As additional consideration for the limitations set forth in Section 10.6 of this Agreement, the Exchangors each hereby separately agree not to sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Exchange Shares issued to such Exchangor in connection with the sale of Membership Interests in the Company to Buyer for a period of two years after the Closing without the prior written consent of Buyer’s Board of Directors, which consent may be refused in the Board’s sole discretion; provided, however, the restrictions set forth in this Section 12.13 shall terminate upon a Change of Control (as defined below) or an initial public offering by All West Bancorp in an amount of at least $25M. For purposes of this Section 12.13, a “Change of Control” shall mean the occurrence of any of the following: (1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities, except that any change in the beneficial ownership of the securities of the Company as a result of a private financing of the Company that is approved by the Board, shall not be deemed to be a Change of Control; (2) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (3) the consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

12.14      NYRMAC Exchange. NYRMAC, LLC hereby agrees and directs Buyer to issue to Jarret Prussin the Exchange Shares that are issuable to NYRMAC, LLC hereunder. At Closing, Jarret Prussin shall be the record owner of all of the Exchange Shares issuable to NYRMAC, LLC. All Exchange Shares issued to Jarret Prussin shall remain and be subject to offset and deduction for NYRMAC, LLC’s indemnification and other obligations hereunder, which obligations shall continue as set forth herein.

[Signatures on Next Page]

IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

BUYER:

ALL WEST BANCORP, INC.

By:	/s/ Illegible
Its:	CEO/President

THE COMPANY:

BUSINESS FUNDING GROUP, LLC

By:
Its:

[Buyer and Company Signature Page to the Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

BUYER:

ALL WEST BANCORP, INC.

By:
Its:

THE COMPANY:

BUSINESS FUNDING GROUP, LLC

By: /s/ Steven Rabinovici
Steven Rabinovici, Managing Member

IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

SELLERS:
/s/ Yaakov Markowitz
Yakov Markowitz

NYRMAC, LLC

By:
Jarret Prussin, Member

MENDY WILENKIN, LLC

By:
Menachem Wilenkin, Member

OIC NOMINEES LIMITED

By:
Paul Brown, Member

[Sellers Signature Page to the Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

SELLERS:

Yaakov Markowitz

NYRMAC, LLC

By: /s/ Jarret Prussin
Jarret Prussin, Member

MENDY WILENKIN, LLC

By:
Menachem Wilenkin, Member

OIC NOMINEES LIMITED

By:
Paul Brown, Member

[Sellers Signature Page to the Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.
SELLERS:

Yaakov Markowitz

NYRMAC, LLC

By:
Jarret Prussin, Member

MENDY WILENKIN, LLC

By: /s/ Menachem Wilenkin
Menachem Wilenkin, Member

OIC NOMINEES LIMITED

By:
Paul Brown, Member

[Sellers Signature Page to the Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

SELLERS:

Yaako Markowilz

NYRMAC, LLC

By:
Jarret Prussin, Member

MENDY WILENKIN, LLC

By:
Menachem Wilenkin, Member

OIC NOMINEES LIMITED

By: /s/ Paul Brown
Paul Brown, Member

[Sellers Signature Page to the Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

BENEFICIAL OWNER OF NYRMAC,LLC

/s/ Jarret Prussin
Jarret Prussin

BENEFICIAL OWNER OF OIC NOMINEES LIMITED

Paul Brown

BENEFICIAL OWNER OF
MENDY WILENKIN, LLC

Menachem Wilenkin

[Beneficial Owners Signature Page to the Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

BENEFICIAL OWNER OF
NYRMAC, LLC

Jarret Prussin

BENEFICIAL OWNER OF OIC NOMINEES LIMITED

/s/ Paul Brown
Paul Brown

BENEFICIAL OWNER OF MENDY WILENKIN, LLC

Menachem Wilenkin

[Beneficial Owners Signature Page to the Membership Interest Purchase Agreement]

IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

BENEFICIAL OWNER OF
NYRMAC, LLC

Jarret Prussin

BENEFICIAL OWNER OF OIC NOMINEES LIMITED

Paul Brown

BENEFICIAL OWNER OF MENDY WILENKIN, LLC

/s/ Menachem Wilenkin
Menachem Wilenkin

[Beneficial Owners Signature Page to the Membership Interest Purchase Agreement]